UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2019

GraniteShares Platinum Trust

(Exact name of registrant as specified in its charter)

New York	001-38349	82-6644954
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o GRANITESHARES LLC

205 Hudson Street, 7th Floor

New York, NY 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 876 5096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01. Other Events

On March 22, 2019 after the close of trading on NYSE Arca, Inc., GraniteShares Platinum Trust (the “Registrant”) effected a ten-for-one forward share split and post-split shares of the Registrant will begin trading on March 25, 2019. The Registrant previously announced the forward share split in its press release dated March 11, 2019. As a result of the forward share split, every pre-split share of the Registrant held of record as of the close of the markets on March 21, 2019 was automatically exchanged for ten post-split shares. Immediately prior to the forward share split there were 45,000 shares of the Registrant issued and outstanding, each representing a net asset value (“NAV”) of $84.80. Immediately after the forward share split the number of issued and outstanding shares of the Registrant increased to 450,000, and the NAV per share decreased to $8.48. The forward share split had no effect on the CUSIP number of the Registrant’s shares or the Registrant’s ticker symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities thereunto duly authorized.

GraniteShares LLC
Sponsor of the GraniteShares Platinum Trust
(Registrant)

Date: March 25, 2019	/s/ William Rhind
William Rhind*
CEO and CFO

Date: March 25, 2019	/s/ Benoit Autier
Benoit Autier*
Chief Accounting Officer

*The Registrant is a trust and the persons are signing in their capacities as officers of GraniteShares LLC, the Sponsor of the Registrant.